Exhibit 10.1

COMMERCIAL SUPPLY AGREEMENT

This Commercial Supply Agreement (this “Agreement”) is made as of June 12, 2015 (the “Effective Date”) by and between FBEC Worldwide, Inc., a Wyoming Corporation having a place of business at 16639 Rocker Road, Rough and Ready, California 95975 (“Company”) and J & D Laboratories, Inc. a California Corporation having a place of business at 2640 Progress Street, Vista, California 92081 (“Manufacturer”). Each of Company and Manufacturer is referred to as a “Party” and, collectively, “the Parties”.

Witnesseth:

Whereas, Company sells and distributes unique natural nutritional supplements and related products;

Whereas, Company desires that Manufacturer develop, manufacture, label, package and supply to Company certain products of Company’s based on the formulas that the Company develops in accordance with the terms of this Agreement; and

Whereas, Manufacturer desires to develop, manufacture, label, package and supply such products on the terms set forth herein.

Now, Therefore, in consideration of the premises and the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, Company and Manufacturer agree as follows.

Definitions

The following words and phrases when used herein with capital letters shall have the meanings set forth or referenced below.

“Affiliate” shall mean any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a Party to this Agreement at any time during the Term. A corporation or non-corporate business entity shall be regarded as in control of another corporation or non-corporate business entity if it owns, or directly or indirectly controls, in excess of fifty percent (50%) of the voting stock or membership interests of the other entity or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable.

“Applicable Law” shall mean all applicable laws, rules, regulations, guidelines, and standards, including, without limitation, cGMPs.

“cGMP” shall mean the current good manufacturing practices required by the FDA and set forth in the United States Federal Food, Drug and Cosmetic Act or FDA regulations, policies or guidelines in effect at any time during the Term applicable to the Products, and all corresponding industry standards and requirements of each applicable Regulatory Authority.

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“Company IP” shall mean Company’s intellectual property covering the Products, including but not limited to: (a) Company’s rights and interests in and to issued patents and pending patent applications covering the Products, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisionals, and renewals, all letters patent granted thereon, and all re-issues, re-examinations and extensions thereof, and supplemental protection certificates relating thereto; (b) all Technology covering the Products; and (c) any improvements to the foregoing.

“Confidential Information” shall mean the proprietary and confidential information of a Party disclosed under this Agreement, part of a prior disclosure, or developed hereunder, except any portion thereof which:

is known to the recipient at the time of the disclosure, as evidenced by its written records or other competent evidence;

is disclosed to the recipient by a third person lawfully in possession of such information and not under an obligation of nondisclosure;

is published or generally known to the public, either before or after the date of disclosure through no act or omission on the part of the recipient;

is developed by or for the recipient independently of Confidential Information disclosed hereunder as evidenced by the recipient’s written records or other competent evidence; or

is required by law to be disclosed by the recipient, to defend or prosecute litigation or to comply with governmental regulations, provided that the recipient gives the other Party hereto prompt prior written notice of such legal requirement, such that such other Party shall have the opportunity to apply for confidential treatment of such Confidential Information, and reasonably cooperates therewith.

“Developed Specifications” shall mean the list of ingredient components and specifications for the manufacture, packaging and labeling of a Product and any other attributes that the Parties subsequently agree upon in writing, which arise pursuant to the Development Services performed by Manufacturer.

“Equipment” shall mean, as applicable, all equipment used to prepare, process, manufacture, blend, encapsulate, store, transport, label and package the Products.

“FDA” shall mean the United States Food and Drug Administration.

“Firm Purchase Order” shall have the meaning set forth in Section 4.2.

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“Force Majeure” shall have the meaning set forth in Section 11.1.

“Initial Specifications” shall mean the initial ingredient components and specifications for the manufacture, packaging and labeling of a Product for which Company seeks Manufacturer to perform Development Services, and any other attributes as set forth on Exhibit B as may be amended from time to time by the Parties.

“Initial Term” shall have the meaning set forth in Section 9.1.

“Manufacturer IP” shall mean Manufacturer’s intellectual property, including, but not limited to, manufacturing techniques, ideas, know-how, methods, and processes for mixing, blending, encapsulating, preparing and manufacturing products.

“Materials” shall mean all components and raw materials used to prepare, process, manufacture and blend the Products.

“Minimum Order Quantity” shall mean 1,000,000 soft-gels per written order for Product from Company to Manufacturer.

“Product” or “Products” shall mean those products listed in Exhibit A attached hereto as may be amended from time to time by the Parties, and purchased by Company under Firm Purchase Orders pursuant to this Agreement, which shall be developed, formulated, blended, manufactured, encapsulated, and inspected, bottled, labeled, sealed, and packaged by Manufacturer in accordance with the Developed Specifications, and delivered in finished commercial product form to Company or its designated carrier in accordance with this Agreement.

“Project IP” shall mean any developments, inventions, improvements or Technology covering the Products that is developed or conceived by a Party pursuant to or in connection with this Agreement, or is based on or derived from Company IP or Company Confidential Information, but specifically excluding Manufacturer IP.

“Purchase Order” shall mean written orders from Company to Manufacturer, which shall specify: (a) the quantity of Products ordered, which shall meet the Minimum Order Quantity; (b) delivery dates; and (c) delivery destinations.

“Quality Agreement” shall have the meaning set forth in Section 6.2.

“Regulatory Authority” shall mean, with respect to the Territory, any federal, state or local or international regulatory agency, department, bureau or other governmental entity, including, without limitation, the FDA.

“Renewal Term” shall have the meaning set forth in Section 9.1.

“Technology” shall mean and include any and all unpatented proprietary ideas, inventions, discoveries, Confidential Information, trade secrets (including, without limitation, ingredient profiles), data, formulae, designs, and specifications.

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“Territory” shall mean all countries and jurisdictions in the world.

“Term” shall have the meaning set forth in Section 9.1.

“Third Party” shall mean a party other than Manufacturer or Company and their respective Affiliates.

Product; Additional Services

Purchase and Sale of Products. Pursuant to the terms and conditions of this Agreement and for the duration of this Agreement, Manufacturer shall manufacture, sell and deliver to Company, and Company shall purchase and take delivery from Manufacturer, all Product ordered by Company in Firm Purchase Orders.

Additional Services. During the Term, the Parties may agree that Manufacturer shall provide to Company additional services agreed in writing by the Parties, which shall be in the form of a statement of work and annexed as an Exhibit hereto.

Manufacture and Supply of Products

Exclusive Manufacture and Supply. Manufacturer shall be the exclusive supplier (including manufacturing, labeling and packaging) of the Products for the Term, and Company shall order all of its requirement for Products exclusively from Manufacturer.

Regulatory Approval. To the extent requested by Company, Manufacturer shall reasonably assist Company, at Manufacturer’s standard fees therefor, in obtaining any necessary governmental and regulatory approvals for the Products in any country in the Territory (“Regulatory Approval”). Company shall be responsible for its own costs and those of Manufacturer incurred in connection with this provision, including costs for preparing documents, testing Product and attending meetings, and shall reimburse Manufacturer for its reasonable out-of-pocket travel expenses in connection with the foregoing.

Orders

Purchase Orders.

Company shall submit each Purchase Order for Product to Manufacturer at least ninety (90) days prior to the requested delivery date for the Products set forth therein. The actual delivery date shall be confirmed by mutual agreement of the parties and set forth in an order confirmation as described in Section 4.2, or other written confirmation exchanged by the parties.

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Each Purchase Order or any acknowledgment thereof, whether printed, stamped, typed, or written shall be governed by the terms of this Agreement and none of the provisions of such Purchase Order or acknowledgment shall be applicable except those specifying Product and quantity ordered, delivery dates, special shipping instructions and invoice information.

Manufacturer shall deliver Product on the delivery dates set forth in the written confirmation by the parties as described in clause (a), provided delivery may be up to three (3) days before or after any such delivery date. In the event that Manufacturer believes it may miss a confirmed delivery date, Manufacturer shall promptly give Company written notice of the same specifying in detail the reasons for the late delivery, provided such notice shall be in addition to and shall not modify in any way any other rights and remedies Company has in respect thereof.

Firm Purchase Order Confirmation. As soon as practicable but no later than five (5) business days after receipt of Company’s Purchase Orders, including a 50% deposit, issued in accordance with this Agreement, Manufacturer shall confirm to Company its receipt of the Purchase Order, delivery date and quantity of Product ordered by Company and whether the Purchase Order is accepted by Company. Upon acceptance of the Purchase Order, the Purchase Order shall be binding and non-cancellable (a “Firm Purchase Order”).

Firm Purchase Order Changes or Cancellations. If Company requests changes to Firm Purchase Orders, Manufacturer shall attempt to accommodate the changes within reasonable manufacturing capabilities and efficiencies. If Manufacturer can accommodate such change, Manufacturer shall advise Company of the costs associated with making any such change and Company shall be deemed to have accepted the obligation to pay Manufacturer for such costs if Company indicates in writing to Manufacturer that Manufacturer should proceed to make the change. If Manufacturer cannot accommodate such change, Company shall be bound to the original Firm Purchase Order.

Materials. Manufacturer shall manufacture the Products for Company from Materials that Manufacturer shall purchase at its sole cost, including, without limitation, the supply of any replacement Materials (solely to the extent that such replacement is required due to an act or omissions of Manufacturer). Manufacturer shall retain title to such Materials . In addition, Manufacturer shall at its expense perform tests on the Materials including, without limitation, any tests required under Applicable Law or under this Agreement, and as required by the Company or Quality Agreement (if any), in order to confirm conformance to the Developed Specifications.

Equipment. Manufacturer shall pay the cost of all Equipment used to perform its obligations under this Agreement. During the Term, Manufacturer shall be responsible for cleaning, maintaining, servicing, replacing and insuring such Equipment. All Equipment shall be owned by Manufacturer.

Product Labeling and Packaging. Manufacturer shall label the Products in accordance with label copy that Company provides and in accordance with the Developed Specifications. Company shall be responsible for ensuring that all labeling complies with Applicable Laws. Such copy may be modified from time to time by Company. Company shall reimburse Manufacturer for Manufacturer’s actual costs of making any label copy changes and for the reasonable agreed cost of any labeling that Manufacturer is unable to use due to such label copy changes. Manufacturer shall package the Products into appropriate configurations and stock-keeping units for sale to customers as directed by Company. Manufacturer shall provide Company with samples of all such final packaging or labeling materials upon request from Company.

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Lot and Date Coding; Sub-Lots. Lot and date coding are to be applied on all outer packaging for all Products as directed by Company.

Waste. Manufacturer shall be responsible for the costs of disposal in accordance with all Applicable Laws of all waste related to the Products. If necessary, Manufacturer shall hire, direct and pay all reasonable costs for a waste contractor to remove all waste from Manufacturer’s manufacturing facility for the Products.

Delivery. Manufacturer shall deliver the Products to Company FOB Manufacturer’s facility. Title and risk of loss for the Products shall pass to Company at the time when they are delivered as set forth above. Shipment shall be via a carrier designated by Company. For shipments to destinations outside the United States, Company shall be the exporter of record.

Batch Failure/Acceptance of Products/Replacement of Nonconforming Shipment.

In the event of a batch failure during preparation for manufacture or during manufacture, or the discovery by Manufacturer of out-of-specification Product prior to shipment, written notice of the same shall be promptly provided to Company and the batch of Product shall be replaced by Manufacturer as quickly as possible thereafter at Manufacturer’s cost and expense. If reasonably requested by Company, Manufacturer agrees to conduct an investigation and report to Company its findings, as well as take any corrective actions that are necessary in light of the findings of the investigation.

Company shall have a period of fourteen (14) business days from the date of its receipt of a shipment of the Products to inspect and reject such shipment for nonconformance with the Developed Specifications. If Company rejected such shipment, it shall promptly so notify Manufacturer and provide to Manufacturer samples of such shipment for testing. If Manufacturer evaluates such Product and determines that it did conform to the Developed Specifications, the Parties shall submit samples of such Product to a mutually acceptable independent laboratory for evaluation. If such independent laboratory determines that the Product conformed to the Developed Specifications, Company shall bear all expenses for the evaluation, and shall be required to accept and pay for such Product shipment. If Manufacturer or such independent laboratory confirms that such shipment did not meet the Developed Specifications, Manufacturer shall replace, at no cost to Company, that portion of a Product shipment which does not conform to the Developed Specifications, and shall bear all expenses of shipping and testing the shipment samples. Any nonconforming portion of any shipment of Product shall be destroyed as directed by Manufacturer, at Manufacturer’s expense. Company shall not be required to pay Manufacturer for any Product which has been correctly rejected pursuant to this Section 4.10.

Order in the amount of fifty percent (50%) of such Purchase Order upon acceptance by

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Price and Payment

Price. For each Purchase Order, Manufacturer shall invoice Company for the Products delivered by Manufacturer pursuant to such Purchaser Order at the prices set forth in a quote provided to the Company by the Manufacturer prior to confirmation of a Firm Purchase Order. Manufacturer shall invoice Company for the cost of any Firm Purchase Order in accordance with Section 5.2 below.

Payment. Company shall pay to Manufacturer a deposit for each Purchase Order in the amount of fifty percent (50%) of such Purchase Order upon acceptance by Manufacturer thereof, and Company shall pay to Manufacturer the remaining balance prior to shipment thereof.

Taxes. Any federal, state, county or municipal sales or use tax, excise, customs charges, duties or similar charge, or any other tax assessment (other than that assessed against income), lawfully assessed or charged on the purchase by Company of the Products sold pursuant to this Agreement shall be paid by Company.

Quality

Quality Control. Manufacturer shall apply its quality control procedures and in-plant quality control checks on the manufacture of the Products for Company in the same manner as Manufacturer applies such procedures and checks to products similar to the Products manufactured for sale by Manufacturer. In addition, Manufacturer shall test and release the Products in accordance with its standard test methods to ensure that the Products conform to the Developed Specifications. Manufacturer shall not change the formula or manufacturing process for Product without the prior consent of Company.

Quality Agreement. If requested by Company, the Parties shall negotiate in good faith to enter into a quality agreement relating to the quality of the Products delivered under this Agreement (the “Quality Agreement”).

Notification of Inspection. In the event the FDA or other Regulatory Authority notifies Manufacturer that it intends to visit or inspect its facilities relating to the manufacture of Product, the following shall apply: (a) Manufacturer shall immediately provide notice of such visit or inspection to Company; (b) Manufacturer shall, to the extent permitted by law, permit a representative of Company to be present at the facility during such visit or inspection but only shall have access to portions of the facility directly related to the Products; (c) Manufacturer shall, to the extent permitted by law, permit such representative of Company to be present at, and participate in, each daily wrap up session for such inspection and the post-inspection wrap up session for such inspection; (d) Manufacturer promptly shall provide Company with copies of all written materials received by Manufacturer relating to such inspection; (e) Manufacturer shall provide Company with copies of all responses as submitted; and (f) Manufacturer agrees to allow the FDA or other relevant Regulatory Authorities to conduct such audit and reasonably cooperate with the FDA and other Regulatory Authorities in connection therewith. In addition, Manufacturer shall advise Company promptly if an authorized agent of the FDA or other Regulatory Authority visits any Manufacturer facilities relating to the manufacture of Product without prior notice. Manufacturer shall furnish to Company the report by such agency of any such visit within thirty (30) business days of Manufacturer’s receipt of such report.

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Notification of Complaints. Company shall notify Manufacturer promptly of any Product complaints involving Manufacturer’s manufacture or packaging so as to provide, to the extent practicable, sufficient time to allow Manufacturer to evaluate the complaints and assist Company in responding to such complaints.

Product Recalls. In the event: (a) any Regulatory Authority or other national government authority issues a request, directive or order that the Products be recalled; (b) a court of competent jurisdiction orders such a recall or withdrawal; or (c) Company or Manufacturer reasonably determines that the Products should be recalled or withdrawn, the Parties shall take all appropriate corrective actions, and shall cooperate in any governmental investigations surrounding the recall. In the event that such recall results solely from the breach of Manufacturer’s express warranties under this Agreement or its negligence or willful misconduct, Manufacturer shall be responsible for promptly replacing the quantity of Products that were recalled at no cost to Company or promptly reimbursing Company for the total cost of the Products that were recalled. In addition to any other rights or remedies available to Company, Manufacturer shall be responsible for the actual documented administrative expenses of the recall. To the extent that the recall does not result from the breach of Manufacturer’s express warranties under this Agreement, or its negligence or willful misconduct, Company shall be responsible for the documented administrative expenses of the recall and Manufacturer shall have no obligation to replace recalled Products.

Warranties; Covenants and Indemnification

Company’s Warranties and Covenants.

Company represents and warrants to Manufacturer that (a) Company’s performance of its obligations under this Agreement shall not result in a material violation or breach of any agreement, contract, commitment or obligation to which Company is a Party or by which it is bound and shall not conflict with or constitute a default under its corporate charter or bylaws, (b) Company’s activities as contemplated in this Agreement (including supplying label copy) shall comply with Applicable Laws and the Quality Agreement (if any), and (c) Company will not circumvent the terms of this Agreement.

Manufacturer’s Warranties and Covenants.

Manufacturer represents and warrants to Company that the Products Manufacturer delivers to Company pursuant to this Agreement shall, at the time of delivery, be free from defects in material and workmanship and shall have been manufactured: (i) in accordance and conformity with the Developed Specifications and all the requirements of this Agreement; and (ii) in compliance with all Applicable Law.

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Manufacturer further represents and warrants to Company that Manufacturer’s performance of its obligations under this Agreement shall not result in a material violation or breach of any agreement, contract, commitment or obligation to which Manufacturer or its Affiliates is a party or by which it is bound and shall not conflict with or constitute a default under its organizational documents. Manufacturer shall obtain and maintain all licenses and permits useful or necessary in order to meet its obligations hereunder.

Indemnification by Manufacturer. Manufacturer shall indemnify, defend and hold harmless Company, its Affiliates, officers, directors and employees from and against all claims, causes of action, suits, costs and expenses (including reasonable attorney’s fees), losses or liabilities of any kind related to this Agreement and asserted by Third Parties to the extent such claims arise out of or are attributable to: (a) Manufacturer’s breach of its representations, warranties and covenants in this Agreement; (b) any violation of any proprietary right of any Third Party relating to the Manufacturer IP; or (c) any gross negligence or willful misconduct on the part of Manufacturer.

Indemnification by Company. Company shall indemnify, defend and hold harmless Manufacturer, its Affiliates, officers, directors and employees from and against all claims, causes of action, suits, costs and expenses (including reasonable attorney’s fees), losses or liabilities of any kind related to this Agreement and asserted by Third Parties to the extent such claims arise out of or are attributable to: (a) the distribution or use of any Product by Company or its Affiliates; (b) any violation of any proprietary right relating to any Product other than claims specifically directed to the Manufacturer IP; (c) Company’s breach of its representations, warranties, and covenants; or (d) any negligence or willful misconduct on the part of Company.

Conditions of Indemnification. If either Party seeks indemnification from the other hereunder, it shall promptly give notice to the other Party of any such claim or suit threatened, made or filed against it which forms the basis for such claim of indemnification and shall cooperate fully with the other Party in the investigation and defense of all such claims or suits. The indemnifying Party shall have the option to assume the other Party’s defense in any such claim or suit with counsel reasonably satisfactory to the other Party. No settlement or compromise shall be binding on a Party hereto without its prior written consent, such consent not to be unreasonably withheld.

Limitations.

EXCEPT AS OTHERWISE SET FORTH HEREIN, A PARTY SHALL NOT BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES RELATED TO THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND MANUFACTURER SHALL NOT BE LIABLE FOR DIRECT DAMAGES IN EXCESS OF THE AMOUNT OF ANY INSURANCE PROCEEDS RECOVERABLE UNDER ITS INSURANCE POLICIES; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT APPLY TO DAMAGES OR LOSSES RELATED TO THIRD PARTY CLAIMS SUBJECT TO INDEMNIFICATION HEREUNDER; BREACHES OF ARTICLES 8 OR 10; OR WILLFUL MISCONDUCT, GROSS NEGLIGENCE, OR INTENTIONAL MISREPRESENTATION OR FRAUD.

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FOR THE AVOIDANCE OF DOUBT, NOTHING IN THIS SECTION SHALL BE INTERPRETED TO LIMIT THE INDEMNIFICATION OBLIGATION OF A PARTY IN CONNECTION WITH A THIRD PARTY CLAIM EVEN IF THE RELATED DAMAGES ARE CHARACTERIZED AS BEING SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR OTHER LIKE DAMAGES OR LOSSES.

FOR CLARITY, THE PARTIES ACKNOWLEDGE AND AGREE, THAT NOTWITHSTANDING ANYTHING TO THE CONTRARY, LOST REVENUES AND PROFITS ARISING FROM A PARTY’S EARLY TERMINATION OF THIS AGREEMENT, AS WELL AS ALL RELATED EXPERT FEES AND COSTS, ATTORNEY FEES AND COSTS AND ANY OTHER COSTS EXPENDED IN THE CALCULATION AND RECOVERY OF THE SAME, SHALL BE DEEMED DIRECT DAMAGES FOR PURPOSES OF THIS AGREEMENT.

Intellectual Property Rights

Project IP. Manufacturer acknowledges that, as between the Parties, Company is the sole and exclusive owner of the Company IP and Project IP. Notwithstanding anything to the contrary herein, the Parties hereby acknowledge and agree that (a) the formulas for Products to the extent of the composition of active ingredients and ratios thereof in a Product, whether developed during the Term of this Agreement (the “Product Core Formulas”) shall be considered Project IP and owned by Company, (b) all other Technology used by Manufacturer in connection with the formulation and manufacture of the Products, such as formulation technology, composition and ratios for the excipients and manufacturing methods and techniques shall be considered Manufacturer IP and owned by Manufacturer. Subject to the terms and conditions of this Agreement, Manufacturer hereby assigns to Company all, right, title and interest into any Project IP, including the Product Core Formulas, but expressly excluding all Manufacturer IP. Manufacturer agrees to execute such documents and take such actions as Company may from time to time reasonably request to effect the foregoing assignment. Company hereby grants an exclusive license during the Term to Manufacturer under the Company IP and the Project IP solely to the extent necessary for Manufacturer to fulfill its obligations to the Company under this Agreement. At all times during the Term of this Agreement, Company will not grant the rights to the Company IP or Project IP, including any improvements to the foregoing, to any third party to manufacture and supply products similar to the Products for Company. Manufacturer covenants that it shall not use the Company IP or the Project IP for any purpose beyond the scope of the license granted in the foregoing sentence.

Manufacturer IP. The Parties hereby acknowledge and agree that Manufacturer is the sole and exclusive owner of all Manufacturer IP, including any improvements to the foregoing developed or conceived in connection with this Agreement.

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Term and Termination

Term. Unless earlier terminated as permitted herein, this Agreement shall commence on the Effective Date and shall expire two (2) years thereafter (the “Initial Term”) and shall automatically extend for additional one (1) year terms (if any, a “Renewal Term” and, together with the Initial Term, the “Term”), unless either Party provides written notice of non-renewal no less than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term.

General Termination Rights. Either Party may terminate this Agreement as follows:

immediately by providing written notice upon the bankruptcy of the other Party, which bankruptcy is not resolved or withdrawn within ninety (90) days of its filing; or

by giving to the other Party sixty (60) days’ prior written notice upon the material breach of any representation, warranty or any other provision of this Agreement by the other Party if the breach is not cured within sixty (60) days after written notice thereof to the Party in default.

Termination/Accrued Obligations. Termination of this Agreement shall not relieve either Party of any liability which has accrued prior to the effective date of such termination, nor prejudice either Party’s right to obtain performance of any obligation provided for in this Agreement, which by its express terms or context survives termination, provided that (a) with respect to a termination by Company pursuant to Section 9.2, Company shall not be obligated to purchase any further Product, but if Manufacturer is capable of manufacturing Product as required by this Agreement within three (3) months thereafter, it may require Manufacturer to fill all outstanding Firm Purchase Orders as of the date of termination, and (b) with respect to a termination by Manufacturer pursuant to Section 9.2, Company shall be obligated to purchase all Product ordered pursuant to Firm Purchase Orders, assuming that production of Product shall be wound down promptly and ceased as soon as reasonably practicable by Manufacturer.

Survival. Expiration or early termination of this Agreement shall not relieve either Party of any obligations that it may have incurred prior to expiration or early termination and all covenants and agreements contained in this Agreement, which by their terms or context are intended to survive, shall continue in full force and effect, including without limitation, Articles 6 through 11, as well any relevant provisions of any Quality Agreement subsequently entered into between the Parties.

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Confidential Information

Nondisclosure. Each party agrees, with respect to any Confidential Information disclosed to such party (the “Receiving Party”) by the other party (the “Disclosing Party”) hereunder: (a) to use such Confidential Information only for the purposes of performing this Agreement; (b) to receive, maintain and hold the Confidential Information in strict confidence and to use the same methods and degree of care (but at least reasonable care) to prevent disclosure of such Confidential Information as it uses to prevent disclosure of its own proprietary or confidential information and to protect against its dissemination to unauthorized parties; (c) not to disclose, or authorize or permit the disclosure of any Confidential Information to any third party without the prior written consent of the Disclosing Party or except as otherwise expressly authorized herein; and (d) except as needed to fulfill its obligations hereunder, to return any Confidential Information to the Disclosing Party at the request of the Disclosing Party and to retain no copies or reproductions thereof; provided, however, that the Receiving Party may retain (i) one copy of such Confidential Information in its legal files for archival purposes and as reasonably necessary to demonstrate compliance with the terms and conditions of this Agreement, including in connection with legal proceedings; and (ii) such additional copies of or any computer records or files containing such Confidential Information that have been created solely by the Receiving Party’s automatic or routine archiving and back-up procedures, to the extent created and retained in a manner consistent with the Receiving Party’s standard archiving and back-up procedures, but not for any other use or purpose. The obligations of the Parties relating to Confidential Information shall expire five (5) years after the termination of this Agreement.

Handling and Reconstruction of and Access to Confidential Information. Each Party shall maintain the originals or electronic copies of all documents containing Disclosing Party’s Confidential Information according to its own internal quality procedures, cGMP and Applicable Laws

Public Announcements. Neither Party shall make any public announcement concerning the transactions contemplated herein, or make any public statement which includes the name of the other Party or any of its Affiliates, or otherwise use the name of the other Party or any of its Affiliates in any public statement or document without the prior written consent of the other Party, except as may be required by law, regulation, including SEC regulation, or judicial order, in which case the Party required to make the public announcement or public statement shall use commercially reasonable efforts to obtain the approval of the other Party as to form, nature and extent of the public announcement or public statement prior to issuing the same.

Injunctive Relief. The Parties expressly acknowledge and agree that any breach or threatened breach of this Article 10 may cause immediate and irreparable harm to the Disclosing Party which may not be adequately compensated by damages. Each party therefore agrees that in the event of such breach or threatened breach and in addition to any remedies available at law, the Disclosing Party shall have the right to seek equitable and injunctive relief, without bond, in connection with such a breach or threatened breach.

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Miscellaneous

Force Majeure. Any delay in the performance of any of the duties or obligations of either Party hereto (except the payment of money) shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is the result of any acts of God, acts of a public enemy or other terrorist acts, insurrections, riots, embargoes, labor disputes, including strikes, lockouts, job actions, boycotts, fires, explosions, floods, shortages of material or energy, or other unforeseeable causes beyond the control and without the fault or negligence of the Party so affected (a “Force Majeure”). The effected Party shall give prompt notice to the other Party of such cause and a good faith estimate of the continuing effect of the Force Majeure condition and duration of the affected Party’s nonperformance, and shall take promptly whatever reasonable steps are necessary or appropriate to relieve the effect of such cause(s) as rapidly as possible.

Notices. All notices hereunder shall be delivered as follows: (a) personally; (b) by facsimile and confirmed by first class mail (postage prepaid); (c) by registered or certified mail (postage prepaid); or (d) by overnight courier service, to the following addresses of the respective Parties:

If to Company:

FBEC Worldwide, Inc.
16639 Rocker Rd.
Rough and Ready, CA 95975
Attention: Robert Sand, CEO
Telephone: 714-330-3798
Email: Robert@FBECWorldwide.com

If to Manufacturer:

J&D Laboratories, Inc.
2640 Progress Street
Vista, California 92081
Attention: Dev Majmudar
Telephone: 760-734-6800
Facsimile: (626) 610-7008

Notices shall be effective upon receipt if personally delivered or delivered by facsimile and confirmed by first class mail, on the fifth business day following the date of registered or certified mailing or on the first business day following the date of or delivery to the overnight courier. A Party may change its address listed above by written notice to the other Party.

Choice of Law/Venue/Jurisdiction. This Agreement shall be construed, interpreted and governed by the laws of the State of California, excluding its choice of law provisions. The United Nations Convention on the International Sale of Goods is hereby expressly excluded. Any legal suit, action or proceeding arising out of or relating to this Agreement shall be commenced in the state or federal courts located in the City of Los Angeles, California and each Party hereto irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding.

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Assignment. This Agreement may not be assigned or transferred, in whole or in part, by either party, by operation of law or otherwise, without the prior written consent of the other party, not to be unreasonably withheld. No assignment shall relieve any Party of its responsibility hereunder.

Entire Agreement. This Agreement, together with the Exhibits referenced and incorporated herein, constitute the entire agreement between the Parties concerning the subject matter hereof and supersede all written or oral prior agreements or understandings with respect thereto. In the event of a conflict between this Agreement and any addendum hereto, the terms and conditions of this Agreement will govern and control unless such addendum specifically references the provision of this Agreement that it supersedes.

Severability. This Agreement is subject to the restrictions, limitations, terms and conditions of all applicable governmental regulations, approvals and clearances. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

Waiver-Modification of Agreement. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of both Parties. Failure by either Party to enforce any such rights under this Agreement shall not be construed as a waiver of such rights, nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

Exhibits. All Exhibits referred to herein are hereby incorporated by reference.

Further Actions. The Parties shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments, and to do and cause to be done such further acts, that may be necessary to carry out the provisions and purposes of this Agreement, notwithstanding any expiration or termination of this Agreement.

Successors; Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and to each of their respective successors and permitted assigns.

Independent Contractor. This Agreement shall not be deemed to create any partnership, joint venture, or agency relationship between the Parties. Each Party shall act hereunder as an independent contractor, and its agents and employees shall have no right or authority under this Agreement to assume or create any obligation on behalf of, or in the name of, the other Party. All persons employed by a Party shall be employees of such Party and not of the other Party, and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

Counterparts. This Agreement may be executed by original or facsimile signature in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Headings. The headings used in this Agreement are for convenience only and are not a part of this Agreement.

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In Witness Whereof, the Parties intending to be bound by the terms and conditions hereof have caused this Agreement to be signed by their duly authorized representatives as of the date first above written.

J&D Laboratories, Inc.	FBEC Worldwide, Inc.

/s/ Dev Majmudar	/s/ Robert S. Sand
Dev Majmudar, Director	Robert Sand, CEO

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